UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 27, 2020
Date of Report (date of earliest event reported)
_________________
TransEnterix, Inc.
(Exact name of Registrant as specified in its charter)
_________________

Delaware	0-19437	11-2962080
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300
Morrisville, North Carolina 27560
(Address of principal executive offices)
919-765-8400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	TRXC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement.
The disclosure in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation, or an Obligation under an Off Balance Sheet Arrangement of the Registrant.
On April 27, 2020, TransEnterix Surgical, Inc., a wholly owned subsidiary of TransEnterix, Inc. (the “Company”) received funding under a promissory note dated April 18, 2020 (the “Promissory Note”) evidencing an unsecured non-recourse loan in the principal amount of $2,815,200 under the Paycheck Protection Program (the “PPP Loan”). The Paycheck Protection Program (or “PPP”) was established as part of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), signed into law on March 27, 2020, and is administered by the U.S. Small Business Administration (the “SBA”). The PPP Loan to the Company is being made through City National Bank of Florida, a national banking association (the “Lender”).
The PPP Loan has a two-year term and matures on April 27, 2022. The interest rate on the PPP Loan is 1.00% per annum. Payments shall be deferred for the first six months of the term of the PPP Loan. The SBA has the right to extend the deferment period. The Promissory Note contains customary events of default relating to, among other things, payment defaults, and breach of representations and warranties, or other provisions of the Promissory Note.
The PPP Loan may be forgiven partially or fully if the PPP Loan proceeds are used for covered payroll costs, rent and utility costs incurred during the eight-week period that commenced on the date of funding and at least 75% of PPP Loan proceeds are used for covered payroll costs. Any forgiveness of the PPP Loan will be subject to approval by the SBA and the Lender. The Company will be required to apply for such forgiveness. Although the Company intends to use the proceeds of the PPP Loan for such covered purposes, it can provide no assurance that the Company will obtain forgiveness of the PPP Loan in whole or in part.
The foregoing description of the Promissory Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Promissory Note attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.
Forward-Looking Statements
This Current Report on Form 8-K contains various forward-looking statements within the meaning of federal securities laws. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The Company can give no assurances that such plans will be attained or achieved. Potential risks and uncertainties include, but are not limited to, economic conditions, concerns with or threats of, or the consequences of, the COVID-19 pandemic, and other uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. These forward-looking statements are based upon the current expectations and beliefs of the Company’s management as of the date of this Current Report on Form 8-K, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, the Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Promissory Note, dated April 18, 2020, by and between TransEnterix, Inc. and City National Bank, a national banking association.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TransEnterix, Inc.

Date: April 28, 2020	/s/ Brett Farabaugh
Brett Farabaugh
Interim Chief Financial Officer

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